Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Relations Contact:

Daniel E. Bachus

Chief Financial Officer

Grand Canyon Education, Inc.

602-639-6648

Dan.bachus@gce.com

GRAND CANYON EDUCATION, INC. REPORTS

FIRST QUARTER 2025 RESULTS

PHOENIX, AZ., May 6, 2025—Grand Canyon Education, Inc. (NASDAQ: LOPE), (“GCE” or the “Company”), is a publicly traded education services company that currently provides services to 22 university partners. GCE provides a full array of support services in the post-secondary education sector and has developed significant technological solutions, infrastructure and operational processes to provide superior services in these areas on a large scale. GCE today announced financial results for the quarter ended March 31, 2025.

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Grand Canyon Education, Inc. Reports First Quarter 2025 Results

For the three months ended March 31, 2025:

●	Service revenue for the three months ended March 31, 2025 was $289.3 million, an increase of $14.6 million, or 5.3%, as compared to service revenue of $274.7 million for the three months ended March 31, 2024. The increase year over year in service revenue was primarily due to an increase in partner enrollments of 5.8% to 127,779 at March 31, 2025 as compared to 120,788 at March 31, 2024. Revenue per student decreased slightly between years primarily due to the additional day for leap year in 2024 which added additional service revenue of $1.5 million as compared to the current year and contract modifications for some of our university partners in which the revenue share percentage was reduced in exchange for us no longer reimbursing the partner for certain faculty costs both of which had the effect of reducing revenue per student partially offset by the service revenue per student for accelerated Bachelor of Science in Nursing (“ABSN”) students at off-campus classroom and laboratory sites generating a significantly higher revenue per student than we earn under our agreement with GCU, as these agreements generally provide us with a higher revenue share percentage, the partners have higher tuition rates than GCU and the majority of our partners’ students take more credits on average per semester.
●	GCU enrollments increased to 123,773 at March 31, 2025, an increase of 5.8% over enrollments at March 31, 2024. University partner enrollments at our off-campus classroom and laboratory sites were 5,027, an increase of 12.1% over enrollments at March 31, 2024, which includes 1,021 and 650 GCU students at March 31, 2025 and 2024, respectively. Excluding sites closing in 2024 to new enrollments, total enrollments at our off-campus classroom and laboratory sites increased 16.5% between years. We opened six sites in the year ended December 31, 2024 and opened one site in the three months ended March 31, 2025 increasing the total number of these sites to 46 at March 31, 2025, which has also positively impacted the enrollment growth. Enrollments for GCU ground students were 22,330 at March 31, 2025 down from 22,965 at March 31, 2024 due to a small decline in traditional ground students year over year and the continued decline in professional studies students (working adults attending the university’s traditional campus at night), partially offset by an increase in ABSN students between years. GCU online enrollments were 101,443 at March 31, 2025, up from 93,987 at December 31, 2024, an increase of 7.9% between years.
●	Operating income for the three months ended March 31, 2025 was $88.0 million, an increase of $3.5 million, or 4.2%, as compared to $84.5 million for the same period in 2024. The operating margin for the three months ended March 31, 2025 and 2024 was 30.4% and 30.8%, respectively. The first quarter operating income and operating margin were negatively impacted on a year over year basis by the additional day for leap year in 2024 which added additional service revenue of $1.5 million as compared to the current year partially offset by contract modifications for some of our university partners in which the revenue share percentage was reduced in exchange for us no longer reimbursing the partner for certain faculty costs both of which had the effect of reducing revenue per student.
●	Income tax expense for the three months ended March 31, 2025 was $19.8 million, a decrease of $0.4 million, or 2.0%, as compared to income tax expense of $20.2 million for the three months ended March 31, 2024. Our effective tax rate was 21.6% during the first quarter of 2025 compared to 22.9% during the first quarter of 2024. The effective tax rate decreased year over year primarily due to an increase in excess tax benefits to $2.7 million as compared to $1.5 million in the three months ended March 31, 2025 and 2024, respectively, partially offset by higher state income taxes.
●	Net income for the three months ended March 31, 2025 was $71.6 million, an increase of $3.6 million, or 5.3% as compared to $68.0 million for the same period in 2024. As adjusted net income was $73.3 million and $69.6 million for the first quarters of 2025 and 2024, respectively.
●	Diluted net income per share was $2.52 and $2.29 for the first quarters of 2025 and 2024, respectively. As adjusted diluted net income per share was $2.57 and $2.35 for the first quarters of 2025 and 2024, respectively.
●	Adjusted EBITDA increased 3.4% to $102.0 million for the first quarter of 2025, compared to $98.6 million for the same period in 2024.

Liquidity and Capital Resources

Our liquidity position, as measured by cash and cash equivalents and investments decreased by $20.0 million between December 31, 2024 and March 31, 2025, which was largely attributable to share repurchases, changes in our investment balance and capital expenditures exceeding our cash provided by operations during the three months ended March 31, 2025. Our unrestricted cash and cash equivalents and investments were $304.7 million and $324.6 million at March 31, 2025 and December 31, 2024, respectively.

Grand Canyon Education, Inc. Reports First Quarter 2025 Results and Full Year Outlook 2025

2025 Outlook

Q2 2025:

●	Service revenue of between $239.0 million and $241.5 million;
●	Operating margin of between 18.8% and 19.4%;
●	Effective tax rate of 24.9%;
●	Diluted EPS of between $1.28 and $1.33; and
●	28.2 million diluted shares.

The diluted EPS guidance includes non-cash amortization of intangible assets net of taxes of $1.6 million, which equates to a $0.06 impact on diluted EPS. Thus, as adjusted, non-GAAP diluted income per share of between $1.34 and $1.39.

Q3 2025:

●	Service revenue of between $250.5 million and $257.5 million;
●	Operating margin of between 22.0% and 23.2%;
●	Effective tax rate of 24.9%;
●	Diluted EPS of between $1.56 and $1.68; and
●	28.0 million diluted shares.

The diluted EPS guidance includes non-cash amortization of intangible assets net of taxes of $1.6 million, which equates to a $0.06 impact on diluted EPS. Thus, as adjusted, non-GAAP diluted income per share of between $1.62 and $1.74.

Q4 2025:

●	Service revenue of between $301.0 million and $311.5 million;
●	Operating margin of between 35.5% and 36.3%;
●	Effective tax rate of 24.1%;
●	Diluted EPS of between $3.00 and $3.17; and
●	27.8 million diluted shares.

The diluted EPS guidance includes non-cash amortization of intangible assets net of taxes of $1.6 million, which equates to a $0.06 impact on diluted EPS. Thus, as adjusted, non-GAAP diluted income per share of between $3.06 and $3.23.

Full Year 2025:

●	Service revenue of between $1,079.8 million and $1,099.8 million;
●	Operating margin of between 27.3% and 28.0%;
●	Effective tax rate of 23.7%;
●	Diluted EPS between $8.36 and $8.70; and
●	28.1 million diluted shares.

The diluted EPS guidance includes non-cash amortization of intangible assets net of taxes of $6.5 million, which equates to a $0.23 impact on diluted EPS. Thus, as adjusted, non-GAAP diluted income per share of between $8.59 and $8.93.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Federal securities laws which include information relating to future events, future financial performance, strategies expectations, competitive environment, regulation, and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new programs; whether regulatory, economic, or business developments or other matters may or may not have a material adverse effect on our financial position, results of operations, or liquidity; projections, predictions, expectations, estimates, and forecasts as to our business, financial and operating results, and future economic performance; and management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, the negative of these expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause our actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements include, but are not limited to: (i) legal and regulatory actions taken against us related to our services business, or against our university partners that impact their businesses and that directly or indirectly reduce the service revenue we can earn under our master services agreements; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of any of the key university partner agreements; (iii) our ability to properly manage risks and challenges associated with strategic initiatives, including potential acquisitions or divestitures of, or investments in, new businesses, acquisitions of new properties and new university partners, and expansion of services provided to our existing university partners; (iv) our ability to comply with the extensive regulatory framework applicable to us either directly as a third-party service provider or indirectly through our university partners; (v) our ability to manage risks associated with epidemics, pandemics, or public health crises; (vi) our ability to manage risks resulting from system disruptions, interruptions, or outages associated with our technology platforms or those of third-party service providers; (vii) the ability of our university partners’ students to obtain federal Title IV funds, state financial aid, and private financing; (viii) potential damage to our reputation or other adverse effects as a result of negative publicity in the media, in the industry or in connection with governmental reports or investigations or otherwise; (ix) risks associated with changes in applicable federal and state laws and regulations and accrediting commission standards; (x) competition from other education service companies in our geographic region and market sector; (xi) our ability to hire and train new, and develop and train existing employees; (xii) the pace of growth of our university partners’ enrollment and its effect on the pace of our own growth; (xiii) fluctuations in our revenues due to seasonality; (xiv) our ability to, on behalf of our university partners, convert prospective students to enrolled students and to retain active students to graduation; and (xv) other risks and uncertainties identified from time to time in documents filed with the Securities and Exchange Commission (the “SEC”) by us.

Forward-looking statements speak only as of the date the statements are made.  You should not put undue reliance on any forward-looking statements.  We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.  If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.  This press release should be read in conjunction with the information included in our other press releases, reports and other filings with the SEC.  Understanding the information contained in these filings is important in order to fully understand GCE’s reported financial results and our business outlook for future periods.

Grand Canyon Education, Inc. Reports First Quarter 2025 Results

Conference Call

Grand Canyon Education, Inc. will discuss its first quarter 2025 results and full year 2025 outlook during a conference call scheduled for today, May 6, 2025 at 4:30 p.m. Eastern time (ET).

Live Conference Dial-In:

Those interested in participating in the question-and-answer session should follow the conference dial-in instructions below. Participants may register for the call here to receive the dial-in numbers and unique PIN to access the call seamlessly. Please dial in at least ten minutes prior to the start of the call.  Journalists are invited to listen only.

Webcast and Replay:

Investors, journalists and the general public may access a live webcast of this event at: Q1 2025 Grand Canyon Education Inc. Earnings Conference Call. A webcast replay will be available approximately two hours following the conclusion of the call at the same link.

About Grand Canyon Education, Inc.

Grand Canyon Education, Inc. (“GCE”), incorporated in 2008, is a publicly traded education services company that currently provides services to 22 university partners. GCE is uniquely positioned in the education services industry in that its leadership has over 30 years of proven expertise in providing a full array of support services in the post-secondary education sector and has developed significant technological solutions, infrastructure and operational processes to provide superior services in these areas on a large scale. GCE provides services that support students, faculty and staff of partner institutions such as marketing, strategic enrollment management, counseling services, financial services, technology, technical support, compliance, human resources, classroom operations, content development, faculty recruitment and training, among others. For more information about GCE visit the Company's website at www.gce.com.

Grand Canyon Education, Inc., 2600 W. Camelback Road, Phoenix, AZ 85017, www.gce.com.

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Grand Canyon Education, Inc. Reports First Quarter 2025 Results

GRAND CANYON EDUCATION, INC.

Consolidated Income Statements

(Unaudited)

	Three Months Ended
	March 31,
	2025	2024
(In thousands, except per share data)
Service revenue	$289,310	$274,675
Costs and expenses:
Technology and academic services	41,664	39,125
Counseling services and support	86,822	82,884
Marketing and communication	60,330	55,353
General and administrative	10,366	10,730
Amortization of intangible assets	2,105	2,105
Total costs and expenses	201,287	190,197
Operating income	88,023	84,478
Interest expense	—	(2)
Investment interest and other	3,381	3,729
Income before income taxes	91,404	88,205
Income tax expense	19,786	20,195
Net income	$71,618	$68,010
Earnings per share:
Basic income per share	$2.53	$2.31
Diluted income per share	$2.52	$2.29
Basic weighted average shares outstanding	28,277	29,459
Diluted weighted average shares outstanding	28,469	29,639

Grand Canyon Education, Inc. Reports First Quarter 2025 Results

GRAND CANYON EDUCATION, INC.

Consolidated Balance Sheets

	As of March 31,	As of December 31,
(In thousands, except par value)	2025	2024
ASSETS:	(Unaudited)
Current assets
Cash and cash equivalents	$144,509	$324,623
Investments	160,144	—
Accounts receivable, net	115,696	82,948
Income taxes receivable	—	490
Other current assets	16,087	11,915
Total current assets	436,436	419,976
Property and equipment, net	177,758	176,823
Right-of-use assets	96,059	99,541
Amortizable intangible assets, net	157,857	159,962
Goodwill	160,766	160,766
Other assets	2,572	1,357
Total assets	$1,031,448	$1,018,425
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities
Accounts payable	$24,077	$26,721
Accrued compensation and benefits	23,251	33,183
Accrued liabilities	34,573	29,620
Income taxes payable	24,076	8,559
Deferred revenue	9,081	—
Current portion of lease liability	13,146	12,883
Total current liabilities	128,204	110,966
Deferred income taxes, noncurrent	28,974	26,527
Other long-term liabilities	1,398	1,444
Lease liability, less current portion	92,168	95,635
Total liabilities	250,744	234,572
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, 10,000 shares authorized; 0 shares issued and outstanding at March 31, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value, 100,000 shares authorized; 54,176 and 54,090 shares issued and 28,496 and 28,858 shares outstanding at March 31, 2025 and December 31, 2024, respectively	542	541
Treasury stock, at cost, 25,680 and 25,232 shares of common stock at March 31, 2025 and December 31, 2024, respectively	(2,102,760)	(2,024,370)
Additional paid-in capital	340,365	336,736
Accumulated other comprehensive loss	(7)	—
Retained earnings	2,542,564	2,470,946
Total stockholders’ equity	780,704	783,853
Total liabilities and stockholders’ equity	$1,031,448	$1,018,425

Grand Canyon Education, Inc. Reports First Quarter 2025 Results

GRAND CANYON EDUCATION, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 31,
(In thousands)	2025	2024

Cash flows provided by operating activities:
Net income	$71,618	$68,010
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	3,630	3,483
Depreciation and amortization	7,451	6,653
Amortization of intangible assets	2,105	2,105
Deferred income taxes	2,446	1,724
Other, including fixed asset disposals	(207)	(208)
Changes in assets and liabilities:
Accounts receivable from university partners	(32,748)	(32,899)
Other assets	(4,449)	(3,757)
Right-of-use assets and lease liabilities	278	335
Accounts payable	(2,023)	11,970
Accrued liabilities	(5,558)	(51)
Income taxes receivable/payable	16,007	17,328
Deferred revenue	9,081	10,270
Net cash provided by operating activities	67,631	84,963
Cash flows used in investing activities:
Capital expenditures	(8,948)	(8,979)
Additions of amortizable content	(20)	(72)
Purchase of equity investment	(1,000)	—
Purchases of investments	(159,920)	(19,381)
Proceeds from sale or maturity of investments	—	23,172
Net cash used in investing activities	(169,888)	(5,260)
Cash flows used in financing activities:
Repurchase of common shares and shares withheld in lieu of income taxes	(77,857)	(29,970)
Net cash used in financing activities	(77,857)	(29,970)
Net (decrease) increase in cash and cash equivalents and restricted cash	(180,114)	49,733
Cash and cash equivalents and restricted cash, beginning of period	324,623	146,475
Cash and cash equivalents and restricted cash, end of period	$144,509	$196,208
Supplemental disclosure of cash flow information
Cash paid for interest	$—	$2
Cash paid for income taxes	$333	$295
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment included in accounts payable	$444	$2,091
ROU Asset and Liability recognition	$—	$25,500
Excise tax on treasury stock repurchases	$533	$34

Grand Canyon Education, Inc. Reports First Quarter 2025 Results

GRAND CANYON EDUCATION, INC.

Adjusted EBITDA  (Non-GAAP Financial Measure)

Adjusted EBITDA is defined as net income plus interest expense, less interest income and other gain (loss) recognized on investments, plus income tax expense, and plus depreciation and amortization (EBITDA), as adjusted for (i) contributions to private Arizona school tuition organizations in lieu of the payment of state income taxes; (ii) share-based compensation, and (iii) unusual charges or gains, such as litigation and regulatory reserves, impairment charges and asset write-offs, severance costs, and exit or lease termination costs. We present Adjusted EBITDA because we consider it to be an important supplemental measure of our operating performance. We also make certain compensation decisions based, in part, on our operating performance, as measured by Adjusted EBITDA. All of the adjustments made in our calculation of Adjusted EBITDA are adjustments to items that management does not consider to be reflective of our core operating performance. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period and does not consider the items for which we make adjustments (as listed above) to be reflective of our core performance.

We believe Adjusted EBITDA allows us to compare our current operating results with corresponding historical periods and with the operational performance of other companies in our industry because it does not give effect to potential differences caused by variations in capital structures (affecting relative interest expense, including the impact of write-offs of deferred financing costs when companies refinance their indebtedness), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), the book amortization of intangibles (affecting relative amortization expense), and other items that we do not consider reflective of underlying operating performance. We also present Adjusted EBITDA because we believe it is frequently used by securities analysts, investors, and other interested parties as a measure of performance.

In evaluating Adjusted EBITDA, investors should be aware that in the future we may incur expenses similar to the adjustments described above. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by expenses that are unusual, non-routine, or non-recurring. Adjusted EBITDA has limitations as an analytical tool in that, among other things it does not reflect:

●	cash expenditures for capital expenditures or contractual commitments;
●	changes in, or cash requirements for, our working capital requirements;
●	interest expense, or the cash required to replace assets that are being depreciated or amortized; and
●	the impact on our reported results of earnings or charges resulting from the items for which we make adjustments to our EBITDA, as described above and set forth in the table below.

In addition, other companies, including other companies in our industry, may calculate these measures differently than we do, limiting the usefulness of Adjusted EBITDA as a comparative measure. Because of these limitations, Adjusted EBITDA should not be considered as a substitute for net income, operating income, or any other performance measure derived in accordance with and reported under GAAP, or as an alternative to cash flow from operating activities or as a measure of our liquidity. We compensate for these limitations by relying primarily on our GAAP results and only use Adjusted EBITDA as a supplemental performance measure.

The following table provides a reconciliation of net income to Adjusted EBITDA, which is a non-GAAP measure for the periods indicated:

	Three Months Ended
	March 31,
	2025	2024

	(Unaudited, in thousands)
Net income	$71,618	$68,010
Plus: interest expense	—	2
Less: investment interest and other	(3,381)	(3,729)
Plus: income tax expense	19,786	20,195
Plus: amortization of intangible assets	2,105	2,105
Plus: depreciation and amortization	7,451	6,653
EBITDA	97,579	93,236
Plus: share-based compensation	3,630	3,483
Plus: litigation and regulatory costs	743	1,870
Plus: loss on fixed asset disposal	16	—
Adjusted EBITDA	$101,968	$98,589

Non-GAAP Net Income and Non-GAAP Diluted Income Per Share

The Company believes the presentation of non-GAAP net income and non-GAAP diluted income per share information that excludes amortization of intangible assets and loss on disposal of fixed assets allows investors to develop a more meaningful understanding of the Company’s performance over time. Accordingly, for the three months ended March 31, 2025 and 2024, the table below provides reconciliations of these non-GAAP items to GAAP net income and GAAP diluted income per share, respectively:

	Three Months Ended
	March 31,
	2025	2024

	(Unaudited, in thousands except per share data)
GAAP Net income	$71,618	$68,010
Amortization of intangible assets	2,105	2,105
Loss on disposal of fixed assets	16	—
Income tax effects of adjustments(1)	(459)	(482)
As Adjusted, Non-GAAP Net income	$73,280	$69,633

GAAP Diluted income per share	$2.52	$2.29
Amortization of intangible assets (2)	0.05	0.06
Loss on disposal of fixed assets (3)	0.00	—
As Adjusted, Non-GAAP Diluted income per share	$2.57	$2.35

(1)	The income tax effects of adjustments are based on the effective income tax rate applicable to adjusted (non-GAAP) results.
(2)	The amortization of acquired intangible assets per diluted share is net of an income tax benefit of $0.02 for both of the three months ended March 31, 2025 and 2024, respectively.
(3)	The loss on disposal of fixed assets per diluted share is net of an income tax benefit of nil for the three months ended March 31, 2025.